Exhibit 21.1

SUBSIDIARIES

DESARROLLADORA HOMEX S.A.B. DE C.V.’s SUBSIDIARIES

The table below sets forth our subsidiaries and their jurisdictions of incorporation as of the date of this prospectus.

Name of Company	Jurisdiction of Incorporation

Proyectos Inmobiliarios de Culiacán, S.A. de C.V.	Mexico
Desarrolladora de Casas del Noroeste, S.A. de C.V.	Mexico
Administradora Picsa, S.A. de C.V	Mexico
Altos Mandos de Negocios, S.A. de C.V.	Mexico
Homex Atizapán, S.A. de C.V.	Mexico
AeroHomex, S.A. de C.V.	Mexico
Nacional Financiera, S.N.C. Fid. del Fideicomiso AAA Homex	Mexico
Casas Beta del Centro, S. de R.L. de C.V.	Mexico
Casas Beta del Noroeste, S. de R.L. de C.V.	Mexico
Casas Beta del Norte, S. de R.L. de C.V.	Mexico
Hogares del Noroeste, S.A. de C.V.	Mexico
Opción Homex, S.A. de C.V.	Mexico
Homex Amuéblate, S.A. de C.V.	Mexico
Homex Global, S.A. de C.V.	Mexico
Sofhomex, S.A. de C.V. S.F.O.M.	Mexico
Nacional Financiera, S.N.C. Fid. del Fideicomiso Homex 80584	Mexico
HXMTD S.A. de C.V.	Mexico
Homex Central Marcaria, S.A. de C.V.	Mexico